Exhibit 99.1

Aeva Reports First Quarter 2026 Results

Achieved New Record Quarterly Revenue with Growing Commercial Momentum

Key Milestones Achieved in Automotive and Commercial Vehicles with Production Intent Atlas Sensors Delivered to Daimler Truck and Atlas Ultra Integration with Top European Passenger OEM

Additional Commercial Deployments in Physical AI with Forterra in Defense, Aeva CityOS in ITS and Nikon in Factory Automation

MOUNTAIN VIEW, Calif., May 6, 2026 – Aeva® (Nasdaq: AEVA), a leader in next-generation sensing and perception systems, today announced its first quarter 2026 results.

Key Company Highlights

•
Delivered production intent Atlas sensors to Daimler Truck, highlighting the maturity of Aeva’s technology and a major step to bringing the OEM’s autonomous trucks to production
•
Delivered first Atlas Ultra sensors to the Top 10 European passenger OEM for vehicle integration and AV stack development
•
Working with NVIDIA on integrating 4D LiDAR as the reference sensor for the DRIVE Hyperion platform used by leading OEMs and AV companies to enable L3 and higher automated driving
•
Growing in defense with Forterra expanding use of 4D LiDAR to another autonomous ground vehicle to leverage Aeva’s long-range, velocity and undetectability by night vision systems
•
Introduced CityOS, our full-stack AI-powered traffic management solution, which has already been selected for a large-scale award in Georgia with deployment underway
•
Nikon launched its APDIS MV5X laser radar system powered by Aeva’s Eve high-precision technology in a multi-year production agreement to use Aeva’s technology for automated robotic inspection in factories for automotive, aerospace and energy industries
•
Growing commercial momentum across automotive including L3 and high volume ADAS, and other physical AI applications such as defense and infrastructure

“Following record revenue in the previous quarter, Aeva in Q1 achieved another new record quarterly revenue, driven by increasing commercial deployments of our perception platform and successful execution of major development milestones for top automotive OEM production programs,” said Soroush Salehian, Co-founder and CEO at Aeva. “We also continued to advance on additional programs across automotive and other physical AI applications. With a growing list of opportunities, we are keenly focused on delivering on existing programs and scaling manufacturing to meeting more of the growing demand for Aeva’s unique technology.”

First Quarter 2026 Financial Highlights

•
Total Available Liquidity
o
Total available liquidity of $224.5 million as of March 31, 2026, consisting of $99.5 million in cash, cash equivalents and marketable securities and $125.0 million in an available facility

•
Revenue
o
Revenue of $6.3 million in Q1 2026, compared to revenue of $3.4 million in Q1 2025
•
GAAP and Non-GAAP Operating Loss*
o
GAAP operating loss of $35.1 million in Q1 2026, compared to GAAP operating loss of $30.4 million in Q1 2025
o
Non-GAAP operating loss of $25.8 million in Q1 2026, compared to non-GAAP operating loss of $25.9 million in Q1 2025
•
GAAP and Non-GAAP Net Loss per Share*
o
GAAP net loss per share of $0.56 in Q1 2026, compared to GAAP net loss per share of $0.64 in Q1 2025
o
Non-GAAP net loss per share of $0.41 in Q1 2026, compared to non-GAAP net loss per share of $0.45 in Q1 2025
•
Shares Outstanding
o
Weighted average shares outstanding of 62.8 million in Q1 2026

*Tables reconciling GAAP to non-GAAP measures are provided at the end of this release.

Conference Call Details

Aeva will host a conference call and live webcast to discuss results at 2:00 p.m. PT / 5:00 p.m. ET today, May 6, 2026. The live webcast and replay can be accessed at investors.aeva.com.

About Aeva Technologies, Inc. (Nasdaq: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving, manufacturing automation and smart infrastructure, to robotics and consumer devices. Aeva is accelerating autonomy with its groundbreaking perception platform that integrates lidar-on-chip technology, system-on-chip processing, and perception algorithms onto silicon leveraging silicon photonics. Aeva 4D LiDAR sensors uniquely detect velocity and position simultaneously, allowing automated devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on X or LinkedIn.

Aeva, the Aeva logo, Aeva 4D LiDAR, Aeva Atlas, Aeries, Aeva Eve, Aeva Omni, Aeva CityOS, Aeva Ultra Resolution, Aeva CoreVision, and Aeva X1 are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements include, but are not limited to expectations about product development, product features, performance, the timing of production, and market adoption. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the fact that Aeva is an early stage company with a history of operating losses and may never achieve profitability, (ii) Aeva’s limited operating history, (iii) Aeva’s ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the timing of any orders for the Company’s solutions, which will not be under our control, (v) the risk that automotive OEMs may not pursue or adopt the platform as currently anticipated, if at all, (vi) the risk that markets will not accept products of automotive OEMs or of manufacturers in other industries that use our technologies,

(vii) supply chain and manufacturing issues, (vii) unforeseen errors or defects, (viii) market acceptance of LiDAR technology and autonomous driving, (ix) general economic conditions, including tariffs, and other material risks and other important factors that could affect our financial results. Please refer to our filings with the SEC, including our most recent Quarterly Reports on Form 10-Q and our most recent Annual Report on Form 10-K. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Non-GAAP Information

In addition to our financial results determined in accordance with U.S. GAAP, we present non-GAAP operating loss and non-GAAP net loss per share. “Non-GAAP operating loss” is defined as GAAP operating loss before stock-based compensation. “Non-GAAP net loss per share” is defined as non-GAAP net loss divided by weighted average shares outstanding, basic and diluted. “Non-GAAP net loss” is defined as GAAP net loss before stock-based compensation and change in fair value of warrant liabilities.

We believe that non-GAAP operating loss and non-GAAP net loss per share, when taken together with the corresponding U.S. GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, results of operations, or outlook. We consider non-GAAP operating loss and non-GAAP net loss per share to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Non-GAAP financial measures have limitations, including that they exclude certain expenses that are required under GAAP, which adjustments reflect the exercise of judgment by management. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other financial measures or ratios to evaluate their performance, all of which could reduce the usefulness of non-GAAP operating loss and non-GAAP net loss per share as tools for comparison. Reconciliations are provided at the end of this release to the most directly comparable financial measures in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Contacts

Media:

Michael Oldenburg

press@aeva.ai

Investors:

Andrew Fung

investors@aeva.ai

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2026	December 31, 2025

Assets
Current assets
Cash and cash equivalents	$31,176	$72,291
Marketable securities	68,328	49,608
Accounts receivable, net	3,454	3,363
Inventories	5,984	5,787
Other current assets	13,149	22,476
Total current assets	122,091	153,525
Operating lease right-of-use assets	4,919	5,480
Property, plant and equipment, net	13,244	12,845
Intangible assets, net	600	825
Other noncurrent assets	6,446	7,026
Total assets	$147,300	$179,701
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$4,613	$5,885
Accrued liabilities	11,944	12,063
Accrued employee costs	7,846	13,945
Lease liability, current portion	1,425	1,488
Other current liabilities	3,989	2,488
Total current liabilities	29,817	35,869
Lease liability, noncurrent portion	3,838	4,213
Convertible notes	96,793	96,693
Warrant liabilities	29,261	29,711
Total liabilities	159,709	166,486
Stockholders’ equity
Common stock	6	6
Additional paid-in capital	779,883	770,502
Accumulated other comprehensive loss	(30)	(4)
Accumulated deficit	(792,268)	(757,289)
Total stockholders’ equity (deficit)	(12,409)	13,215
Total liabilities and stockholders’ equity	$147,300	$179,701

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenues:
Product	$2,427	$2,481
Professional service	3,835	887
Total revenues	6,262	3,368
Cost of revenues:
Product (1)	3,037	2,583
Professional service (1)	1,284	475
Total cost of revenues	4,321	3,058
Gross profit	1,941	310
Operating expenses:
Research and development expenses (1)	22,826	21,569
General and administrative expenses (1)	12,352	7,217
Selling and marketing expenses (1)	1,899	1,942
Total operating expenses	37,077	30,728
Loss from operation	(35,136)	(30,418)
Interest income	877	1,007
Change in fair value of warrant liabilities	450	(5,400)
Interest expense	(1,183)	—
Other income, net	45	1
Net loss before taxes	$(34,947)	$(34,810)
Income tax provision	32	57
Net loss	$(34,979)	$(34,867)
Net loss per share
Basic	$(0.56)	$(0.64)
Diluted	$(0.56)	$(0.64)
Weighted-average shares used in computing net loss per share
Basic	62,808,102	54,750,088
Diluted	62,808,102	54,750,088

(1) Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2026	2025
Cost of revenues	$231	$31
Research and development expenses	3,998	2,977
General and administrative expenses	5,001	1,376
Selling and marketing expenses	135	180
Total stock-based compensation expense	$9,365	$4,564

AEVA TECHNOLOGIES, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(34,979)	$(34,867)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,324	1,388
Change in fair value of warrant liabilities	(450)	5,400
Stock-based compensation	9,365	4,564
Amortization of right-of-use assets	561	902
Amortization of premium and accretion of discount on available-for-sale securities, net	(485)	(477)
Accretion of convertible notes issuance cost	100	—
Impairment of inventories	—	33
Changes in operating assets and liabilities:
Accounts receivable, net	(92)	412
Inventories	(197)	(1,570)
Other current assets	3,827	1,634
Other noncurrent assets	580	(192)
Accounts payable	(248)	(2,454)
Accrued liabilities	(160)	(378)
Accrued employee costs	(6,099)	(1,071)
Lease liability	(437)	(950)
Other current liabilities	1,542	(3,166)
Net cash used in operating activities	(25,848)	(30,792)
Cash flows from investing activities:
Purchase of property, plant and equipment	(2,225)	(459)
Purchase of available-for-sale securities	(36,761)	(15,969)
Proceeds from maturities of available-for-sale securities	18,500	39,750
Net cash (used in) provided by investing activities	(20,486)	23,322
Cash flows from financing activities:
Proceeds from equity-related funding in connection with the JDA	5,500	—
Payments of taxes withheld on net settled vesting of restricted stock units	—	(183)
Transaction costs related to issuance of convertible notes	(297)	—
Proceeds from exercise of stock options	16	—
Net cash provided by (used in) financing activities	5,219	(183)
Net decrease in cash and cash equivalents	(41,115)	(7,653)
Beginning cash and cash equivalents	72,291	28,864
Ending cash and cash equivalents	$31,176	$21,211

AEVA TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited)

(In thousands, except share and per share data)

Reconciliation from GAAP to non-GAAP operating loss
	Three Months Ended March 31,
	2026	2025

GAAP operating loss	$(35,136)	$(30,418)
Stock-based compensation	9,365	4,564
Non-GAAP operating loss	$(25,771)	$(25,854)

Reconciliation from GAAP to non-GAAP net loss
	Three Months Ended March 31,
	2026	2025

GAAP net loss	$(34,979)	$(34,867)
Stock-based compensation	9,365	4,564
Change in fair value of warrant liabilities	(450)	5,400
Non-GAAP net loss	$(26,064)	$(24,903)

Reconciliation between GAAP and non-GAAP net loss per share
	Three Months Ended March 31,
	2026	2025
Shares used in computing GAAP net loss per share:
Basic and diluted	62,808,102	54,750,088
GAAP net loss per share
Basic and diluted	$(0.56)	$(0.64)
Stock-based compensation	0.16	0.09
Change in fair value of warrant liabilities	(0.01)	0.10
Non-GAAP net loss per share
Basic and Diluted	$(0.41)	$(0.45)